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                                                                      EXHIBIT 11

                  THE COOPER COMPANIES, INC. AND SUBSIDIARIES
               Calculation of Net Income (Loss) Per Common Share
                    (In thousands, except per share figures)
                                  (Unaudited)

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
                                                                       Three Months Ended     Nine Months Ended
                                                                            July 31,               July 31,
                                                                       ------------------    --------------------
                                                                        1994       1993        1994        1993
                                                                       ------    --------    --------    --------

Primary:
     Income (loss) from continuing operations before extraordinary
       item.........................................................  $ 3,054    $(13,705)    $(5,946)   $(22,572)
     Less, dividend requirements on Preferred Stock.................       54       --             54         320
                                                                       ------    --------    --------    --------
     Income (loss) from continuing operations before extraordinary
       item.........................................................    3,000     (13,705)     (6,000)    (22,892)
     Loss on sale of discontinued operations, net of taxes..........     --         --          --        (13,657)
                                                                       ------    --------    --------    --------
     Income (loss) before extraordinary item........................    3,000     (13,705)     (6,000)    (36,549)
     Extraordinary item.............................................     --         --          --            924
                                                                       ------    --------    --------    --------
     Income (loss) per common share.................................  $ 3,000    $(13,705)    $(6,000)   $(35,625)
                                                                       ------    --------    --------    --------
                                                                       ------    --------    --------    --------
     Weighted average number of common shares outstanding...........   30,360      30,065      30,206      30,055
     Contingently issuable shares outstanding.......................    1,561       --            409       --
                                                                       ------    --------    --------    --------
     Weighted average number of common and common equivalent shares
       outstanding for primary earnings per share...................   31,921      30,065      30,615      30,055
                                                                       ------    --------    --------    --------
                                                                       ------    --------    --------    --------
     Earnings (loss) per common share:
          Continuing operations.....................................  $   .09    $   (.46)    $  (.20)   $   (.77)
          Discontinued operations...................................     --         --          --           (.45)
                                                                       ------    --------    --------    --------
          Loss before extraordinary item............................      .09        (.46)       (.20)      (1.22)
          Extraordinary item........................................     --         --          --            .03
                                                                       ------    --------    --------    --------
     Earnings (loss) per common share...............................  $   .09    $   (.46)    $  (.20)   $  (1.19)
                                                                       ------    --------    --------    --------
                                                                       ------    --------    --------    --------
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